                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):              February 24, 2003


                              Dendreon Corporation
             (Exact name of registrant as specified in its charter)


         Delaware                     000-30681                22-3203193
      (State or other                (Commission              (IRS Employer
      jurisdiction of               File Number)           Identification No.)
      incorporation)


3005 First Avenue
Seattle, Washington                                                98121
(Address of Principal Executive Office)                         (Zip Code)


Registrant's telephone number, including area code:             (206) 256-4545


                                      None
          (Former name or former address, if change since last report)

Item 5. Other Events.

        On February 24, 2003, Dendreon Corporation, a Delaware corporation ("Dendreon"), Seahawk Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Dendreon ("Merger Sub"), Charger Project LLC, a Delaware limited liability company and wholly-owned subsidiary of Dendreon ("Charger LLC"), and Corvas International, Inc., a Delaware corporation ("Corvas"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Corvas, with Corvas surviving as a wholly-owned subsidiary of Dendreon; and immediately thereafter Corvas will merge with and into Charger LLC, with Charger LLC surviving as a wholly-owned subsidiary of Dendreon (collectively, with the merger of Merger Sub and Corvas, the "Combination"). The completion of the Combination is subject to several conditions, including the approval of the Combination by a majority of the stockholders of Corvas and the approval of the issuance of the Dendreon shares of common stock in the Combination by a majority of the shares of Dendreon common stock present or represented at the meeting of Dendreon stockholders to approve such issuance.

        In connection with the Combination, each outstanding share of Corvas common stock will be converted into the right to receive 0.45 of a share of Dendreon common stock. Dendreon will assume all options outstanding under Corvas's existing stock option plans, and Corvas's stock options will be exercisable for Dendreon common stock (subject to certain adjustments to the exercise price and number of shares issuable upon exercise of those options).

        The Combination is intended to qualify as a "reorganization" under
Section 368(a) of the Internal Revenue Code of 1986, as amended.

        Also on February 24, 2003, in connection with the Merger Agreement, Dendreon entered into a lock-up and voting agreement with each director and certain officers of Corvas (the "Corvas Stockholders"), and Corvas entered into a lock-up and voting agreement with each director and certain officers of Dendreon (the "Dendreon Stockholders"). The Corvas Stockholders, collectively, beneficially own approximately 4.9% of the outstanding shares of Corvas's common stock (with approximately 4.5% represented by currently exercisable, out-of-the money stock options), and the Dendreon Stockholders, collectively, beneficially own approximately 37.9% of the outstanding shares of Dendreon's common stock. Pursuant to the respective voting agreements, (i) each of the Corvas Stockholders has agreed to vote in favor of the Combination and the Merger Agreement and has granted to Dendreon an irrevocable proxy to vote its shares in favor thereof, and (ii) each of the Dendreon Stockholders has agreed to vote in favor of the issuance of the shares of Dendreon common stock in the Combination and has granted to Corvas an irrevocable proxy to vote its shares in favor thereof.

        The foregoing description of the merger, the Merger Agreement and the lock-up and voting agreements is qualified in its entirety by reference to the Merger Agreement, the forms of lock-up and voting agreements and the joint press release dated February 25, 2003 issued by Dendreon and Corvas, attached as Exhibits 2.1, 10.1, 10.2 and 99.1, respectively, and incorporated herein by reference.

Item 7(c). Exhibits.

2.1 Agreement and Plan of Merger, dated as of February 24, 2003, by and among Dendreon Corporation, a Delaware corporation, Seahawk Acquisition, Inc., a Delaware corporation, Charger Project LLC, a Delaware limited liability company, and Corvas International, Inc., a Delaware corporation.

10.1 Form of Lock-up and Voting Agreement, dated as of February 24, 2003, by and between Dendreon Corporation, a Delaware corporation, and certain officers and directors of Corvas International, Inc., a Delaware corporation.

10.2 Form of Lock-up and Voting Agreement, dated as of February 24, 2003, by and between Corvas International, Inc., a Delaware corporation, and certain officers and directors of Dendreon Corporation, a Delaware corporation.

99.1    Joint Press Release, dated February 25, 2003.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DENDREON CORPORATION


                                    By:    /s/ Martin A. Simonetti
                                        --------------------------
                                           Martin A. Simonetti
                                           Chief Financial Officer, Senior Vice
                                           President, Finance and Treasurer

Date: February 25, 2003